Nevada                                                          Nevada
1048



                            NEVER MISS A CALL, INC.
                Incorporated under the laws of the State of Nevada
                          25,000,000 Shares Authorized


                                       SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

                                                CUSIP 641520 10 1


THIS CERTIFIES that




is the owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.001 PAR VALUE OF

                            NEVER MISS A CALL, INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                             NEVER MISS A CALL, INC.

                                    CORPORATE

                                      SEAL

                                      1999

                                     NEVADA

/s/                                                          /s/
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SECRETARY                                                    PRESIDENT